Exhibit 10.1

MODIFICATION #3

TO

THE UNSECURED NOTE AGREEMENT

THIS MODIFICATION #3 TO THE AGREEMENT made and entered into by and between WILLIAM NICHOLSON and INTERNATIONAL ISOTOPES INC.  (hereafter “Company” or “INIS”)

WITNESSETH:

WHEREAS, WILLIAM NICHOLSON has agreed to modify the repayment schedule for the balance of the unsecured note, and

WHEREAS, INIS is willing to accept the modification of the repayment term;

NOW, THEREFORE, in consideration of the above, the parties agree to modify the original Agreement, dated April 1, 2002, as follows:

1.

The $400,000 principal payment due on November 1, 2012 is reduced to $200,000 to be paid by wire transfer on October 29, 2012.

2.

The next principal payment of $100,000 is due on December 1, 2012.

3.

The final principal payment of $100,000 is due on January 1, 2013.

4.

From November 1, 2012 interest shall accrue on the remaining principal at an annual rate of 5%.

5.

All other provisions of the Unsecured Note Agreement remain in full force and effect.

IN WITNESS WHEREOF, the partied have executed this agreement as of the day and year as signed below.

WILLIAM NICHOLSON	INTERNATIONAL ISOTOPES INC.

/s/ William Nicholson	/s/ Steve Laflin

October 18, 2012	October 18, 2012